Exhibit 10.34

Consulting Agreement

Agreement by and between Christine Ichim (“Consultant”) , a natural person whose address is at 12685 Campo Road, Spring Valley CA 91978 and Regen Biopharma, Inc. (“Company”) , a Nevada corporation whose address is 4700 Spring Street, St 304, La Mesa, California 91942.

It is agreed as follows:

1. INVENTIONS

Consultant agrees that she has been specifically hired by the Company to invent the following:

a)	Cord Blood Small Molecule (“CBSM invention”)

b)	Cancer Small Molecule Ligand Binding (“CSMLB Invention”)

c)	Cancer Small Molecule Alpha helix Inhibitor (“CSMAI Invention”)

d)	Cancer Small Molecule using 170 Compound List (“CSM170 Invention”)

2. PATENT APPLICATIONS

Consultant agrees to file with the United States Patent and Trademark Office provisional applications for patent and subsequent applications for patent for all of the CBSM invention, the CSMLB Invention, the CSMAI Invention and the CSM170 Invention

3. ASSIGNMENT

Consultant assigns to the Company 100% of her right, title, and interest in

i)	CBSM invention

ii)	CSMLB Invention

iii)	CSMAI Invention

iv)	CSM170 Invention

and patent applications filed for the above (as well as such rights in any divisions, continuations in whole or part or substitute applications) to Company .

Consultant authorizes the United States Patent and Trademark Office and the equivalent authority of any nation to issue any Patents resulting from applications for patent for any of the inventions which are the subject of this Agreement to the Company. The right, title and interest is to be held and enjoyed by the Company and the Company's successors and assigns as fully and exclusively as it would have been held and enjoyed by Consultant had this assignment not been made..

Consultant further agrees to: (a) cooperate with Company in the prosecution of all applications for patent, provisional and nonprovisional, and foreign counterparts; (b) execute, verify, acknowledge and deliver all such further papers, including patent applications and instruments of transfer; and (c) perform such other acts as Company lawfully may request to obtain or maintain the Patent for the inventions in any and all countries.

4. CONSIDERATION

v)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CBSM invention Consultant shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CBSM Invention

vi)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSMLB invention Consultant shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSMLB Invention

vii)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSMAI invention Consultant shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSMAI Invention

viii)	As consideration for the invention, patent prosecution and assignment of all right, title and interest to CSM170 invention Consultant shall be issued One Hundred Thousand Common Shares of the Company and Three Thousand Dollars, such shares to be issued and dollars to be paid upon the filing with the United States patent and Trademark Office of a provisional applications for patent for the CSM170 Invention
v.)	Consultant shall be entitled to royalties during the term of any patent granted for the CBSM invention, CSMLB invention ,CSMAI invention and CSM170 invention of 5% of Net Sales made by the Company of the CBSM invention, CSMLB invention ,CSMAI invention and CSM170 invention. Net Sales" means the monetary consideration actually received by Company for the transfer of the invention less any of the following items

(a) outbound shipping, storage, packing and insurance expenses;

(b) distributor discounts;

(c) allowance for doubtful accounts or uncollectible accounts receivable;

(d) amounts repaid or credited as a result of rejections, defects, or returns

(e) sales and other excise taxes (excluding VAT), tariffs, export license fees and duties paid to a governmental entity

(f) sales commissions.

5. RESTRICTED SECURITIES ACKNOWLEDGEMENT

Consultant acknowledges that any securities issued pursuant to this Agreement shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

6. SPECIFIC PERFORMANCE

Any breach of this Agreement may result in irreparable damage to Company for which Company will not have an adequate remedy at law. Accordingly, in addition to any other remedies and damages available, Consultant acknowledges and agrees that Company may immediately seek enforcement of this Agreement by means of specific performance or injunction, without any requirement to post a bond or other security.

7. EXECUTION

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

8. ENTIRE AGREEMENT

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

9. SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10. GOVERNING LAW, VENUE, WAIVER OF JURY TRIAL

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company

By:	/s/ David R. Koos
David R. Koos
Chairman & CEO
Regen Biopharma, Inc.

Consultant

By:	/s/ Christine Ichim
Christine Ichim, PhD